UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 27, 2005
V. F. Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-5256 (Commission File Number)	23-1180120 (IRS Employer Identification No.)

105 Corporate Center Boulevard Greensboro, North Carolina (Address of Principal Executive Offices)	27408 (Zip Code)
Registrant’s telephone number, including area code 336-424-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.
Item 9.01. Financial Statements and Exhibits.
EXHIBIT INDEX
CREDIT AGREEMENT DATED OCTOBER 27, 2005

Item 1.01. Entry into Material Definitive Agreements.
On October 27, 2005, VF Corporation entered into the Credit Agreement dated October 27, 2005, by and among VF Investments S.a.r.l., VF Europe BVBA, VF Asia Ltd. and VF International S.a.g.l., as Borrowers, VF Corporation, as Guarantor, ABN AMRO Bank N.V., as Administrative Agent and Documentation Agent, Barclays Capital as Syndication Agent, ABN AMRO Bank N.V., Barclays Capital, HSBC Bank USA, N.A., ING Capital LLC, Banco Santander Central Hispano, S.A. and J.P. Morgan Securities Inc., as Mandated Lead Arrangers and Book Runners and the Lenders party thereto from time to time, pursuant to which the Lenders have agreed to make two term loans to the Borrowers, in the amount of $40,000,000 and €40,000,000, respectively, and have agreed to make revolving loans to the Borrowers in the principal amount of up to €175,000,000 (which may be increased to €225,000,000).
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
          The following is furnished as an exhibit to this report:
     10(a) Credit Agreement dated October 27, 2005, by and among VF Investments S.a.r.l., VF Europe BVBA, VF Asia Ltd. and VF International S.a.g.l., as Borrowers, VF Corporation, as Guarantor, ABN AMRO Bank N.V., as Administrative Agent and Documentation Agent, Barclays Capital as Syndication Agent, ABN AMRO Bank N.V., Barclays Capital, HSBC Bank USA, N.A., ING Capital LLC, Banco Santander Central Hispano, S.A. and J.P. Morgan Securities Inc., as Mandated Lead Arrangers and Book Runners and the Lenders party thereto from time to time.
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VF CORPORATION

By:	/s/ Robert K. Shearer
Robert K. Shearer
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10
Credit Agreement dated October 27, 2005, by and among VF Investments S.a.r.l., VF Europe BVBA, VF Asia Ltd. and VF International S.a.g.l., as Borrowers, VF Corporation, as Guarantor, ABN AMRO Bank N.V., as Administrative Agent and Documentation Agent, Barclays Capital as Syndication Agent, ABN AMRO Bank N.V., Barclays Capital, HSBC Bank USA, N.A., ING Capital LLC, Banco Santander Central Hispano, S.A. and J.P. Morgan Securities Inc., as Mandated Lead Arrangers and Book Runners and the Lenders party thereto from time to time.